UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2021 (September 7, 2021)

SMG INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54391	51-0662991
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

710 N. Post Oak Road, Suite 315
Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(713-821-3153)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 7, 2021, 5J Trucking LLC (“5J Trucking”), 5J Oilfield Services LLC (“5J Oilfield”), 5J Transportation LLC (“5J Transportation”), 5J Brokerage LLC (“5J Brokerage”) and 5J Specialized LLC (“5J Specialized”) (each of 5J Trucking, 5J Oilfield, 5J Transportation, 5J Brokerage and 5J Specialized, shall be referred to herein as the “5J Entities”) entered into a loan agreement (“Loan Agreement”) and security agreement (“Security Agreement”) with Amerisource Funding Inc. (“Amerisource”) in the total amount of $12,740,000. Pursuant to the terms of the Loan Agreement, $6,400,000 was initially funded on September 7, 2021 and the remaining $6,340,000 is to be funded on or before October 31, 2021. In connection with the Loan Agreement, the 5J Entities issued a commercial promissory note to Amerisource (“Note”) in the initial principal amount of $6,400,000. Pursuant to the terms of the Note, the 5J Entities will pay interest only on a monthly basis through October 1, 2022 and principal and interest thereafter over the remaining term through September 7, 2026 (the “Maturity Date”). The Note bears interest at a rate of 12.0% per annum and may be prepaid early at any time without penalty. The 5J Entities will also pay an annual collateral management fee to Amerisource in the amount of 0.40% of the total loan amount. The Amerisource Loan Agreement is attached hereto as Exhibit 10.21.

Pursuant to the terms of the Security Agreement, the 5J Entities granted a security interest in all of their assets to Amerisource as collateral for the repayment of the Amerisource loan, however, until such time as Utica Leaseco LLC (“Utica”) has been paid in full pursuant to the master lease agreement entered into by and between 5J Trucking and 5J Oilfield with Utica on February 27, 2020, Utica will continue to have a priority security interest in a significant portion of the 5J Entities assets. A copy of the Security Agreement is attached hereto as Exhibit 10.22.

In connection with the Loan Agreement, SMG Industries Inc. (“Company”), the parent company of each of the 5J Entities, entered into a pledge agreement (“Pledge Agreement”) pursuant to which the Company has granted a security interest in all of its assets to Amerisource and a guaranty agreement (“Guaranty Agreement”) pursuant to which the Company has guaranteed the timely payment of all amounts due under the Loan Agreement, each of which are attached hereto as Exhibits 10.23 and 10.24, respectively.

The proceeds from the issuance of the Note were used to pay down $6.4 million of the outstanding balance owed to Utica pursuant to a Second Forbearance Agreement entered into by and between 5J Trucking and 5J Oilfield with Utica on September 7, 2021 (“Forbearance Agreement”). Pursuant to the terms of the Forbearance Agreement, 5J Trucking and 5J Oilfield have the right to prepay the entire remaining balance due to Utica at a reduced amount of $6.34 million on or before November 1, 2021.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)

Exhibit 10.21	Loan agreement entered into by and among Amerisource Funding Inc. and each of 5J Trucking LLC, 5J Oilfield Services LLC, 5J Transportation LLC, 5J Brokerage LLC and 5J Specialized LLC dated September 7, 2021
Exhibit 10.22	Security agreement entered into by and among Amerisource Funding Inc. and each of 5J Trucking LLC, 5J Oilfield Services LLC, 5J Transportation LLC, 5J Brokerage LLC and 5J Specialized LLC dated September 7, 2021
Exhibit 10.23	Pledge agreement entered into by and between Amerisource Funding Inc. and SMG Industries Inc. dated September 7, 2021
Exhibit 10.24	Guaranty agreement entered into by and between Amerisource Funding Inc. and SMG Industries Inc. dated September 7, 2021
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2021	SMG Industries Inc.

	By:	/s/ Allen R. Parrott
	Name:	Allen R. Parrott
	Title:	Chief Financial Officer